ARTICLES OF AMENDMENT

                                       OF

                                    TAC, INC.

The undersigned directors of TAC, INC. a Utah corporation, do hereby submit two copies of the following Amendment to the Articles of Incorporation of TAC, INC.

                  1. At least two-thirds of all the directors, officers, and shareholders of TAC, INC. have approved this Amendment. All shareholders have been notified of this action pursuant to Section 16-10a-704 of the Utah Revised Business Corporation Act.

                  2. The original Articles were filed with the State of Utah on August 27, 1992.

                  3. As of the date of this certificate, 104,436 shares of the Corporation's common stock have been issued. The current number of stockholders is 34.

                  4. The Board hereby adopts the following amendment to the Articles of Incorporation of this corporation:

                  Article One is amended to read as follows:

                  The  name  of  the  company  shall  be   INNOVATIVE   PROPERTY
DEVELOPMENT CORP.

/s/ Richard Surber                                Date:   8/17/98
-------------------------------                        -------------------------
Richard Surber, Director

NOTARIZATION OF SIGNATURE OF Richard Surber.

State of Utah                  )
                               )
County of Salt Lake            )

                  On this 17th day of August, 1998 before me Steven A. Mallery, a notary public, personally appeared Richard Surber, personally known to me to be the person whose name is subscribed to this instrument, and acknowledged that he executed same as a Director of INNOVATIVE PROPERTY DEVELOPMENT CORP., and was fully authorized by said company to so act.

                                                           /s/ Steven A. Mallery
                                                           ---------------------
                                                           Notary Public

S
E

A                                                          4/7/99
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L                                                          My Commission Expires



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/s/ Tatiana Senkovskaya

Tatiana Senkovskaya

NOTARIZATION OF SIGNATURE OF Tatiana Senkovskaya.

State of Utah                       )
                                    )
County of Salt Lake                 )

                  On this 17th day of August, 1998, before me Steven A. Mallery. a notary public, personally appeared Tatiana Senkovskaya, personally known to me to be the person whose name is subscribed to this instrument, and acknowledged that she executed the same as a Director of INNOVATIVE PROPERTY DEVELOPMENT CORP., and was fully authorized by said company to so act.


                                                           /s/ Steven A. Mallery
                                                           ---------------------
                                                           Notary Public

S
E

A                                                          4/7/99
                                                           ---------------------
L                                                          My Commission Expires